Exhibit 99.1

Universal Logistics Holdings, Inc. Reports First Quarter 2018 Financial Results

• First Quarter 2018 Operating Revenues	$335.1 million, highest in Universal’s history
• First Quarter 2018 Operating Income	$17.1 million, up 86.5%
• First Quarter 2018 EPS	$0.37, up 147%

Warren, MI – April 26, 2018 — Universal Logistics Holdings, Inc. (NASDAQ: ULH), a leading asset-light provider of customized transportation and logistics solutions, today reported consolidated first quarter 2018 net income of $10.4 million, or $0.37 per basic and diluted share, a 147% increase over the same period last year.  Universal also reported first quarter 2018 total operating revenues of $335.1 million, Universal’s highest quarterly revenue ever reported.  This compares to $4.3 million, or $0.15 per basic and diluted share, during first quarter 2017 on total operating revenues of $284.4 million.

Operating revenues from truckload services increased $5.7 million to $77.2 million, compared to $71.5 million for the same period last year. Included in truckload revenues for the recently completed quarter were $8.4 million in separately identified fuel surcharges compared to $6.6 million during the same period last year.  The increase in truckload services reflects a 15.2% increase in average operating revenue per load, excluding fuel surcharges.  This increase was partially offset by an 8.3% decrease in the number of loads hauled.  During the quarter ended March 31, 2018, Universal moved 72,966 loads compared to 79,536 during the same period last year.

Revenues for the first quarter 2018 from brokerage services increased $20.2 million, or 34.8%, to $78.2 million compared to $58.0 million one year earlier. The growth in brokerage revenues is due to increases in the average operating revenue per load and in the number of loads hauled.  Universal’s average operating revenue per load increased 28.8% to $1,648 per load, up from $1,280 per load one year earlier. The number of brokerage loads hauled in the first quarter 2018 increased 8.6% to 45,998 compared to 42,358 during the same period last year.

Intermodal services revenues increased $10.7 million, or 29.8%, to $46.6 million in the first quarter 2018, up from $35.9 million during the same period last year.  Intermodal revenues for the recently completed quarter included $5.9 million of revenues from Fore Transportation, which was acquired by Universal on February 1, 2018.  First quarter 2018 intermodal revenues also included $5.0 million in separately identified fuel surcharges, compared to $3.7 million during the same period last year.  The growth is also due to increases in the average operating revenue per load, excluding fuel surcharges, and in the number of loads hauled.  During the quarter ended March 31, 2018, Universal moved 94,029 intermodal loads, compared to 83,553 loads during the same period last year, an increase of 12.5%, while also increasing its average operating revenue per load, excluding fuel surcharges, by 13.1%.

First quarter 2018 operating revenues from dedicated services increased to $28.1 million compared to $24.9 million one year earlier. Dedicated services revenues included $4.3 million in separately identified fuel surcharges in the first quarter 2018 compared to $3.5 million during the same period last year.  Universal’s average dedicated operating revenue per load, excluding fuel surcharges, increased 14.2% compared to the prior year. This increase was partially offset by a decrease in the number of loads hauled.   During the quarter ended March 31, 2018, Universal moved 50,188 dedicated services loads, compared to 51,996 loads one year earlier.

Revenues from value-added services increased $11.0 million to $105.1 million in the quarter ended March 31, 2018.  This compares to $94.1 million from value-added services one year earlier.  Operations supporting the heavy-truck market continue to positively impact value-added services, contributing over $6.0 million of incremental revenues in the first quarter 2018.  Overall, revenues from value-added services grew by 11.7% compared to the same period last year.

Consolidated income from operations increased $7.9 million to $17.1 million, compared to $9.2 million one year earlier. Both Universal’s transportation and logistics segments outperformed the same period last year. Income from operations in the transportation segment, which is primarily comprised of truckload, brokerage and intermodal services operations, increased 59.2% to $10.1 million in the quarter ended March 31, 2018.  In the logistics segment, which includes value-added and dedicated services, income from operations increased 77.3% to $7.4 million in the first quarter 2018.

The effective tax rate for the first quarter 2018 was 26.3%, and reflects the estimated impact of the Tax Cuts and Jobs Act.  This compares to an effective tax rate of 38.3% during the same period last year.  Net income for the first quarter 2018 also includes $0.6 million of pre-tax holding losses on marketable securities due to changes in fair value recognized in income.

During the first quarter of 2018, EBITDA, a non-GAAP measure, increased $9.3 million to $28.9 million, compared to $19.6 million in the same period last year.  As a percentage of total operating revenues, operating income and EBITDA margins for the first quarter 2018 were 5.1% and 8.6%, respectively.  These profitability metrics compare to 3.2% and 6.9%, respectively, in first quarter 2017.

“I am proud of the results from the hard work everyone has put in these past few years,” stated Jeff Rogers, Universal’s Chief Executive Officer.  “The first quarter of 2018 was not only our second consecutive quarter of record breaking revenues, but also the highest first quarter earnings Universal has reported since 2013. While the profitability generated by our operating subsidiaries is not uniform, our improved execution is driving significantly improved results. The environment for our transportation businesses is the best I have seen in my career; we successfully navigated through the start-up challenges faced in some of our largest logistics operations, and we expect the favorable outlook for Class 8 heavy-truck production to continue to positively impact our operations supporting those customers.  We have felt some growing pains along the way, but I am excited about the opportunities that lie ahead.  We’re going to remain vigilant and focus on delivering the services our customers expect, and the profitability our shareholders deserve.”

Universal calculates and reports selected financial metrics for purposes of our lending arrangements, and in an effort to isolate and exclude the impact of non-operating expenses related to our corporate development activities.  These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

As of March 31, 2018, Universal held cash and cash equivalents totaling $2.1 million, and $11.9 million in marketable securities.  Outstanding debt at the end of the first quarter 2018 was $272.3 million and capital expenditures totaled $7.3 million.

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a quarterly cash dividend of $0.105 per share of common stock.  The dividend is payable to shareholders of record at the close of business on May 7, 2018 and is expected to be paid on May 17, 2018.

Conference call:

We invite investors and analysts to our quarterly earnings conference call.

Quarterly Earnings Conference Call Dial-in Details:

Time:	10:00 AM Eastern Time
Date:	Friday, April 27, 2018
Call Toll Free:	(866) 622-0924
International Dial-in:	+1 (660) 422-4956
Conference ID:	4354357

A replay of the conference call will be available beginning two hours after the call through May 28, 2018, by calling (855) 859-2056 (toll free) or +1 (404) 537-3406 (toll) and using conference ID 4354357. The call will also be available on investors.universallogistics.com.

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including truckload, brokerage, intermodal, dedicated, and value-added services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as: “expect,” “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended
	March 31,	April 1,
	2018	2017
Operating revenues:
Truckload services	$77,192	$71,490
Brokerage services	78,159	57,989
Intermodal services	46,609	35,927
Dedicated services	28,075	24,896
Value-added services	105,078	94,140
Total operating revenues	335,113	284,442

Operating expenses:
Purchased transportation and equipment rent	162,011	131,227
Direct personnel and related benefits	85,956	75,544
Operating supplies and expenses	28,091	28,984
Commission expense	8,913	7,544
Occupancy expense	7,373	7,831
General and administrative	7,987	7,958
Insurance and claims	5,460	5,858
Depreciation and amortization	12,218	10,327
Total operating expenses	318,009	275,273
Income from operations	17,104	9,169
Interest expense, net	(2,553)	(2,236)
Other non-operating income	(395)	68
Income before income taxes	14,156	7,001
Income tax expense	3,722	2,683
Net income	$10,434	$4,318

Earnings per common share:
Basic	$0.37	$0.15
Diluted	$0.37	$0.15

Weighted average number of common shares outstanding:
Basic	28,386	28,435
Diluted	28,393	28,435

Dividends declared per common share:	$0.105	$0.070

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$2,145	$1,672
Marketable securities	11,932	15,144
Accounts receivable - net	197,489	171,036
Other current assets	41,920	40,814
Total current assets	253,486	228,666
Property and equipment - net	272,665	267,195
Other long-term assets - net	136,317	114,731
Total assets	$662,468	$610,592

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$176,054	$158,200
Debt - net	270,963	247,978
Other long-term liabilities	36,046	35,649
Total liabilities	483,063	441,827
Total shareholders' equity	179,405	168,765
Total liabilities and shareholders' equity	$662,468	$610,592

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended
	March 31,	April 1,
	2018	2017
Truckload Services:
Number of loads	72,966	79,536
Average operating revenue per load, excluding fuel surcharges	$930	$807
Average operating revenue per mile, excluding fuel surcharges	$2.66	$2.36
Average length of haul	349	342
Average number of tractors	1,874	1,929

Brokerage Services:
Number of loads (a)	45,998	42,358
Average operating revenue per load (a)	$1,648	$1,280
Average length of haul (a)	531	599

Intermodal Services:
Number of loads	94,029	83,553
Average operating revenue per load, excluding fuel surcharges	$439	$388
Average number of tractors	1,010	877
Number of depots	14	12

Dedicated Services:
Number of loads	50,188	51,996
Average operating revenue per load, excluding fuel surcharges	$450	$394
Average operating revenue per mile, excluding fuel surcharges	$2.25	$2.00
Average length of haul	207	197
Average number of tractors	769	730

(a)

Excludes operating data from Universal Logistics Solutions International, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

	Thirteen Weeks Ended
	March 31,	April 1,
	2018	2017
Value-added Services
Average number of direct employees	4,138	5,162
Average number of full-time equivalents	1,658	1,599
Number of active programs	50	50

Operating Revenues by Segment:
Transportation	$206,108	$178,397
Logistics	128,648	105,735
Other	357	310
Total	$335,113	$284,442

Income from Operations by Segment:
Transportation	$10,113	$6,353
Logistics	7,433	4,193
Other	(442)	(1,377)
Total	$17,104	$9,169

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present EBITDA, a non-GAAP measure, as supplemental measures of our performance. We define EBITDA as net income plus (i) interest expense, net, (ii) income taxes and (iii) depreciation and amortization, or EBITDA. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of net income, the most comparable GAAP measure, to EBITDA for each of the periods indicated:

	Thirteen Weeks Ended
	March 31,	April 1,
	2018	2017
	( in thousands)
EBITDA
Net income	$10,434	$4,318
Income tax expense	3,722	2,683
Interest expense, net	2,553	2,236
Depreciation and amortization	12,218	10,327
EBITDA	$28,927	$19,564

EBITDA margin (a)	8.6%	6.9%

(a)	EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

We present EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

EBITDA has limitations as an analytical tool. Some of these limitations are:

•	EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•	EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;
•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and EBITDA only supplementally.